UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  March 21, 2012

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

As previously disclosed by Plug Power Inc. (the “Company”) on a Form 8-K filed with the Securities and Exchange Commission on March 6, 2012, the Company completed the formation of Hypulsion S.A.S. (the “JV”), a joint venture with Axane, S.A. to develop and sell hydrogen fuel cell systems for the European material handling market.  As part of the JV formation, the Company and Axane entered into a Master and Shareholders’ Agreement dated as of January 24, 2012 (the “Master Agreement”), and the Company and the JV entered into a License Agreement dated as of February 29, 2012 (the “License Agreement”).  This Current Report on Form 8-K is being filed solely to file copies of the Master Agreement and the License Agreement.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits.

10.1	Master and Shareholders' Agreement dated as of January 24, 2012 by and between Plug Power Inc. and Axane, S.A.

10.2	License Agreement dated as of February 29, 2012 by and between Plug Power Inc. and Hypulsion, S.A.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: March 21, 2012	By: /s/ Andrew Marsh
Andrew Marsh Chief Executive Officer.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master and Shareholders' Agreement dated as of January 24, 2012 by and between Plug Power Inc. and Axane, S.A.

10.2	License Agreement dated as of February 29, 2012 by and between Plug Power Inc. and Hypulsion, S.A.S.